Exhibit 2.3

WAIVER OF ASSET TRANSFER AND AMENDMENT

THIS WAIVER OF ASSET TRANSFER AND AMENDMENT (this “Waiver”) is made effective as of January 21, 2016, by and among ADOBE SYSTEMS INCORPORATED, a Delaware corporation (“Adobe”); ADOBE SOFTWARE TRADING COMPANY LIMITED, an Ireland limited liability company and wholly owned subsidiary of Adobe (“AILP”); ADOBE SYSTEMS SOFTWARE IRELAND LIMITED, an Ireland limited liability company and wholly owned subsidiary of Adobe (“ADIR”); COMSCORE, INC., a Delaware corporation (“comScore”); COMSCORE B.V., a Dutch private limited liability company (besloten vennootschap) and wholly owned subsidiary of comScore (“comScore-Netherlands”); and CSWORLDNET INTERNATIONAL C.V., a Dutch limited partnership and wholly owned subsidiary of comScore (“comScore-CI”). This Waiver references that certain Asset Purchase Agreement dated as of November 5, 2015, by and among the parties hereto (the “Purchase Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

RECITALS

WHEREAS, Section 1.1(c)(i)(B) of the Purchase Agreement requires that the Sellers sell or cause to be sold, assigned, transferred, conveyed and delivered to Adobe any and all rights of each of the Seller-Related Parties under each of the Contracts set forth on Schedule 1.1(c)(i)(B) (other than any such Contract included in the Excluded Assets);

WHEREAS, five of the Contracts listed on Annex 1.1(c)(i)(B) (incorporated into Schedule 1.1(c)(i)(B) of the Purchase Agreement by reference) were included in error and should not be included in the Transferred Customer Contracts;

WHEREAS, certain other Contracts listed on Annex 1.1(c)(i)(B) were also listed or referenced in Schedule 1.2 of the Purchase Agreement, which sets forth the Excluded Assets; and

WHEREAS, Item 11 in Schedule 1.2 (Excluded Assets) contains a clerical error and refers to “Key Customers,” an undefined term, instead of the defined term “Key Business
Customers.”

WAIVER AND AMENDMENT

NOW, THEREFORE, each party to the Purchase Agreement hereby waives and releases all rights and obligations of Sellers or any of their Affiliates to sell or cause to be sold, assigned, transferred, conveyed, or delivered to Purchasers or any of their Affiliates the following Contracts:

NED-15-06568	Stichting KijkOnderzoek (SKO) - Netherlands
NED-15-06567	Stichting KijkOnderzoek (SKO) - Netherlands
NED-12-05334-C	MMS AB
NED-15-09426	Mediapulse AG
13-12299-A YR3	Stichting KijkOnderzoek (SKO) - Netherlands

Additionally, in furtherance and not in limitation of Section 1.2 of the Purchase Agreement, each party acknowledges that the Contracts set forth on Schedule 1 to this Waiver are Excluded Assets, not Transferred Business Assets, notwithstanding that such Contracts were mistakenly listed on Annex 1.1(c)(i)(B) to the Purchase Agreement (incorporated into Schedule 1.1(c)(i)(B) of the Purchase Agreement by reference). For the avoidance of doubt, it is understood that the list of Contracts set forth on Schedule 1 to this Waiver may not be an exhaustive list of all Contracts listed on Annex 1.1(c)(i)(B) to the Purchase Agreement that constitute Excluded Assets, and that neither this provision nor Annex 1 hereto shall be deemed to modify or limit the definition of “Excluded Assets” under the Purchase Agreement or the effect of Section 1.2 and Schedule 1.2 of the Purchase Agreement, or to preclude any other Contract listed on Annex 1.1(c)(i)(B) to the Purchase Agreement from constituting an Excluded Asset.

Additionally, each party to the Purchase Agreement agrees that Item 11 in Schedule 1.2 is hereby amended to replace the term “Key Customers” with the term “Key Business Customers.”

This Waiver may be signed in counterparts and may be signed by facsimile signature, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.

(Signatures appear on following page(s))

IN WITNESS WHEREOF, the parties have executed this Waiver to be effective for all purposes as of the date first set forth above.

PURCHASERS:

ADOBE SOFTWARE TRADING COMPANY LIMITED
By: /S/ Richard Rowley
Name: Richard Rowley
Title: Director

SELLERS:

COMSCORE, Inc.
By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Chief Financial Officer

COMSCORE B.V.
By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Director

CS WORLDNET INTERNATIONAL C.V.
By: comScore Holdings LLC
Its: General Partner
By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Director

SCHEDULE 1
CERTAIN EXCLUDED ASSETS

Annex 1 is hereby incorporated into this schedule be reference.
Legal Contract Company Name DAx or CM Entity
Initial

Annex 1 to
Waiver of Asset Transfer and Amendment

Legal Contract	Company Name	Dax or CM	Entity	Initial Delivery Date	Final Delivery Date
12-12713 YR3	OTTO BV	DAx only	B.V.	12/30/14	12/29/15
13-09316b	HealthiNation	DAx only	United States	09/01/13	10/31/16
14-04437 y2	Comcast Corporation	DAx only	United States	08/01/15	07/01/16
14-06315	Activision Blizzard Inc	DAx only	United States	06/01/14	10/31/17
14-06315-A	Activision Blizzard Inc	DAx only	United States	01/06/15	10/31/17
14-08037	Cox Communications	DAx only	United States	12/31/14	12/30/15
14-121078	STAR India Pvt Ltd	DAx Only	India	12/15/14	12/15/15
15-06681	Microsoft Corporation - US	DAx only	United States	07/01/15	06/30/16
NED-13-12663 B	OTTO (GmbH & Co KG)	DAx Only	Germany	01/01/15	12/31/15
NED-13-12663-A	OTTO (GmbH & Co KG)	DAx only	Germany	07/01/14	12/31/15
NED-13-12663YR2	OTTO (GmbH & Co KG)	DAx only	Germany	01/01/15	12/31/15
NED-14-03525YR2	ItaliaOnline (ex Libero)	DAx only	B.V.	01/01/15	12/31/15
NED-14-09286	OTTO (GmbH & Co KG)	DAx only	Germany	09/01/14	12/31/15
NED-14-10423	ITV plc	DAx only	United Kingdom	10/23/14	10/22/15
NED-14-10489	ITV plc	DAx only	United Kingdom	10/27/14	10/26/15
NED-14-12298	OTTO BV	DAx only	B.V.	12/31/14	12/30/15
NED-14-12299	OTTO BV	DAx only	B.V.	12/31/14	12/30/15
NED-14-12323	OTTO (GmbH & Co KG)	DAx only	Germany	12/01/14	12/31/15
NED-14-12610	OTTO (GmbH & Co KG)	DAx only	Germany	12/08/14	12/31/15
NED-15-03491	British Broadcasting Corporation	DAx only	B.V.	03/17/15	03/16/16
NED-15-03803	ITV plc	DAx only	B.V.	03/30/15	03/29/16
NED-15-04303	ITV plc	DAx only	B.V.	04/20/15	04/19/16
NED-15-06627	ITV plc	DAx only	B.V.	06/01/15	06/30/16
NED-15-06801	OTTO (GmbH & Co KG)	DAx only	B.V.	06/04/15	12/31/15
NED-15-06823	ITV plc	DAx only	B.V.	06/01/15	06/30/16
NED-15-06824	ITV plc	DAx only	B.V.	06/01/15	06/30/16
NED-15-07093	ITV plc	DAx only	B.V.	05/19/15	05/18/16